Exhibit Index begins on sequential page number: 7


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                           HIGHWOODS PROPERTIES, INC.
             (Exact name of registrant as specified in its charter)

                  Maryland                                    56-1869557
               (State or other jurisdiction                (I.R.S. Employer
                        of incorporation)                 Identification No.)

          3100 Smoketree Court                                    27604
                  Suite 600                                     (Zip Code)
         Raleigh, North Carolina
         (Address of principal
          executive offices)
                             ----------------------

                           HIGHWOODS PROPERTIES, INC.
                        1997 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)
                             ----------------------

              Ronald P. Gibson                          Copy to:
                  President                         Brad S. Markoff
       Highwoods Properties, Inc.           Smith Helms Mulliss & Moore, L.L.P.
     3100 Smoketree Court, Suite 600              2800 Two Hannover Square
     Raleigh, North Carolina  27604            Raleigh, North Carolina  27601
             (919) 872-4924                             (919) 755-8700
(Name, address and telephone number of agent for service)
                             ----------------------


                         CALCULATION OF REGISTRATION FEE

Title of Securities to be       Amount to be      Proposed Maximum                Proposed Maximum            Amount of
registered                       Registered    Offering Price Per Unit(1)(2)  Aggregate Offering Price(2)  Registration Fee

Common Stock, par value
$0.01 per share.............   500,000 shares           $29.1375                    $14,568,750               $4,414.78

---------------------------
(1) Offering prices vary with the market price of the Registrant's Common Stock but is the lesser of 90% of the fair market value of the Registrant's Common Stock on the Offering Date or the Exercise Date, as defined in the plan.
(2) Computed pursuant to Rule 457(h) under the Securities Act of 1933 (as amended) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant's Common Stock reported on the New York Stock Exchange on June 19, 1997.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents constituting the Prospectus of Highwoods Properties, Inc. (the "Registrant" or the "Company") with respect to this Registration Statement in accordance with Rule 428 promulgated pursuant to the Securities Act of 1933, as amended (the "Securities Act"), are kept on file at the offices of the Registrant. The Registrant will provide without charge to participants in the Company's 1997 Employee Stock Purchase Plan (the "Plan"), on the written or oral request of any such person, a copy of any or all of the documents constituting the Prospectus. Written requests for such copies should be directed to Director of Human Resources, Highwoods Properties, Inc., 3100 Smoketree Court, Suite 600, Raleigh, N.C. 27604. Telephone requests may be directed to (919) 872-4924.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") (File No. 1-13100) pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein and in the Prospectus constituting a part of this Registration Statement:

         a. the Company's annual report on Form 10-K for the year ended December 31, 1996;

         b. the Company's quarterly report on Form 10-Q for the quarter ended March 31, 1997;

         c. the description of the Common Stock of the Company included in the Company's Registration Statement on Form 8-A, dated May 16, 1994; and

         d. the Company's Current Reports on Form 8-K, dated January 9, 1997 (as amended by Form 8-K/A on February 7, 1997 and by Form 8-K/A on March 10, 1997) and February 12, 1997.

         All documents subsequently filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such reports and documents.

         For purposes of this registration statement, any statement contained in a report, document or appendix incorporated, or deemed to be incorporated, by reference in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any subsequently filed report, document or appendix, which also is or is deemed incorporated by reference, modifies or supersedes such statement in such report, document or appendix. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

         The Registrant will provide without charge to each person to whom the Prospectus constituting a part of this Registration Statement is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein and in the Prospectus by reference (other than exhibits to such documents which are not specifically incorporated by reference in such documents). Written requests for such copies should be directed to Director of Human Resources, Highwoods Properties, Inc., 3100 Smoketree Court, Suite 600, Raleigh, N.C. 27604. Telephone requests may be directed to (919) 872-4924.

ITEM 4.  DESCRIPTION OF SECURITIES.  Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.  Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's officers and directors are and will be indemnified against certain liabilities in accordance with the Maryland General Corporations Law (the "MGCL"), the Articles of Incorporation and bylaws of the Company and the Partnership Agreement of Highwoods/Forsyth Limited Partnership (the "Operating Partnership Agreement"). The Articles of Incorporation require the Company to indemnify its directors and officers to the fullest extent permitted from time to time by the MGCL. The MGCL permits a corporation to indemnify its directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reasons of their service in those or other capacities unless it is established that the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, or the director or officer actually received an improper personal benefit in money, property or services, or in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

         The Operating Partnership Agreement also provides for indemnification of the Company and its officers, and directors to the same extent indemnification is provided to officers and directors of the Company in its Articles of Incorporation and limits the liability of the Company and its officers and directors to the Operating Partnership and its partners to the same extent liability of officers and directors of the Company to the Company and its stockholders is limited under the Company's Articles of Incorporation.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.  Not Applicable.

ITEM 8.  EXHIBITS.

         The following exhibits are filed herewith:

Exhibit No.             Description

4.1              Form of Common Stock Certificate**

5.1 Opinion of Smith Helms Mulliss & Moore, L.L.P. regarding the legality of the shares of Common Stock being registered

23.1             Consent of Smith Helms Mulliss & Moore L.L.P. (included in
                 Exhibit 5.1)

23.2             Consent of Ernst & Young, L.L.P.

99.1             Highwoods Properties, Inc. 1997 Employee Stock Purchase Plan

**Previously filed on Form S-11, File No. 33-76952, and incorporated herein by reference.


ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                                arising after the effective date of the
                                registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with
                                 respect to the plan of distribution not
                                 previously disclosed in the registration statement or any material change to such information in the registration statement;

                                 Provided, however, that paragraphs (a)(1)(i)
                           and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
                           Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on June 20, 1997.



                                    By:   /s/ Ronald P. Gibson
                                          Ronald P. Gibson
                                          President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:



                  Name                                        Title                                     Date

/s/ O. Temple Sloan, Jr.                    Chairman of the Board of Directors                            June 20, 1997
---------------------------------------
                O. Temple Sloan, Jr.


/s/ Ronald P. Gibson                        President, Chief Executive Officer and                        June 20, 1997
---------------------------------------
                   Ronald P. Gibson           Director


/s/ William T. Wilson III                   Executive Vice President and Director                         June 20, 1997
---------------------------------------
              William T. Wilson III


/s/ John L. Turner                          Vice Chairman of the Board of Directors                       June 20, 1997
---------------------------------------      and Chief Investment Officer
                     John L. Turner


/s/ Gene H. Anderson                        Senior Vice President and Director                            June 20, 1997
---------------------------------------
                  Gene H.  Anderson


/s/ John W. Eakin                           Senior Vice President and Director                            June 20, 1997
--------------------------------------
                      John W. Eakin


/s/ Thomas W. Adler                         Director                                                      June 20, 1997
--------------------------------------
                  Thomas W. Adler


/s/ William E. Graham, Jr.                  Director                                                      June 20, 1997
---------------------------------------
              William E. Graham, Jr.




                                        5




/s/ L. Glenn Orr, Jr.                       Director                                                      June 20, 1997
---------------------------------------
                    L. Glenn Orr, Jr.


/s/ Willard H. Smith Jr.                    Director                                                      June 20, 1997
--------------------------------------
               Willard H. Smith Jr.


/s/ Stephen Timko                           Director                                                      June 20, 1997
--------------------------------------
                    Stephen Timko


/s/ Carman J. Liuzzo                        Vice President, Chief Financial Officer                       June 20, 1997
--------------------------------------        and Treasurer (Principal Accounting
                   Carman J. Liuzzo           Officer)





                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the executive compensation committee of the Board of Directors of Highwoods Properties, Inc. has duly caused this registration statement to be signed on behalf of the Highwoods Properties, Inc. 1997 Employee Stock Purchase Plan by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on June 20, 1997.

                                           EXECUTIVE COMPENSATION COMMITTEE


                                            /s/ Thomas W. Adler
                                            -------------------------------
                                            Thomas W. Adler


                                            /s/ William E. Graham, Jr.
                                            ------------------------------
                                            William E. Graham, Jr.


                                            /s/ L. Glenn Orr, Jr.
                                            ------------------------------
                                            L. Glenn Orr, Jr.



                                            /s/ O. Temple Sloan, Jr.
                                            -------------------------------
                                            O. Temple Sloan, Jr.

                                  Exhibit Index


Exhibit No.                                                            Page

4.1.        Form of Common Stock Certificate**

5.1         Opinion of Smith Helms Mulliss & Moore L.L.P.
            regarding the legality of the shares of Common
            Stock being registered

23.1        Consent of Smith Helms Mulliss & Moore L.L.P.
            (included in Exhibit 5.1)

23.2        Consent of Ernst & Young LLP

99.1        Highwoods Properties, Inc. 1997 Employee Stock
            Purchase Plan

** Previously filed on Form S-11, File No. 33-76952, and incorporated herein by reference.